Exhibit 24.2

SHELL INTERNATIONAL FINANCE B.V.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Alan McLean, Linda Coulter, Edwin Kunkels, Bernard Bos and, any two of them acting jointly, as such person’s true and lawful attorneys-in-fact and agents for such person and in such person’s name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement and any subsequent registration statement filed pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all respective exhibits thereto and any and all other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any substitutes therefor, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which will be deemed an original, but which taken together, shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated below.

Name	Title	Date

08 March 2021
/s/ Alan McLean	Director
Alan McLean

08 March 2021
/s/ Linda Coulter	Director
Linda Coulter

08 March 2021
/s/ Edwin Kunkels	Director
Edwin Kunkels

08 March 2021
/s/ Bernard Bos	Director
Bernard Bos